UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 23, 2007

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana	0-12422	35-1562245
State or Other Jurisdiction of	Commission File No.	I.R.S. Employer
Incorporation or Organization	Identification Number

201 North Broadway

Greensburg, Indiana 47240

(Address of principal executive offices)

(812) 663-0157

(Registrant’s Telephone Number,

Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure

On February 23, 2007, MainSource Financial Group, Inc. issued a press release announcing that it had entered into a Stock Purchase Agreement with Moolah Holding Corp. dated as of January 23, 2007 pursuant to which MainSource has agreed to sell the charter of its wholly-owned subsidiary, MainSource Bank — Hobart, to Moolah in exchange for a cash payment in an undisclosed amount.  Prior to the consummation of the charter sale, all of the operating assets of MainSource Bank — Hobart will be transferred to MainSource Bank, Greensburg, Indiana, in an inter-company transaction.  Following the transfer, the branches of MainSource Bank —Hobart will be operated as branches of MainSource Bank.  Both the charter sale and the asset transfer transactions remain subject to approval by federal and state regulatory authorities as well as other conditions customary for a transaction of this nature.  MainSource contemplates completing the asset transfer transaction during the second quarter of 2007, and the charter sale transaction during the third quarter of 2007.  The press release is attached as an exhibit to this Report and is being furnished pursuant to this Item 7.01 as Exhibit 99.1 to this Report.

Item 9.01               Financial Statements and Exhibits.

(d)               Exhibits

Exhibit No.	Description

99.1	MainSource Financial Group, Inc.’s press release dated February 23, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: February 23, 2007	MAINSOURCE FINANCIAL GROUP, INC.

/s/ James L. Saner, Sr.
James L. Saner, Sr.
President and Chief Executive Officer